FEI COMPANY AND SUBSIDIARIES
WEIGHTED AVERAGE NUMBERS OF SHARES

The weighted average number of shares of common stock and common stock equivalents was determined as follows:

Outstanding options for common stock and options have been included in the calculation of common and common equivalent shares using the treasury stock method based on an average market price of $8.28 per share for the thirteen weeks and $9.82 per share for the twenty six weeks ended June 29, 1997. Pro forma earnings per share have been calculated assuming the shares of the Company issued to PIE in the Combination were outstanding for the PEO Operations and the combined company for all periods presented and assuming the shares of the Company outstanding prior to the Combination were issued as of the closing date of the Combination.


                                                         Thirteen Weeks Ended                   Twenty Six Weeks Ended
                                                -----------------------------------       --------------------------------
                                                  June 30,             June 29,            June 30,             June 29,
                                                    1996                 1997                1996                1997
                                                    ----                 ----                ----                ----
Common stock:
  Shares outstanding, beginning of period           9,728,807            17,689,549          9,728,807           9,728,807
  Shares issued on exercise of options(1)                  --                 6,668                 --           5,638,344
  SEC SAB 83 shares(2)                                     --                17,148                 --               8,574
                                                -------------        --------------       ------------        ------------
                                                    9,728,807            17,713,365          9,728,807          15,375,725
                                                -------------        --------------       ------------        ------------
Common stock equivalents:
  Options(3)                                               --                96,275                 --              50,768
                                                -------------        --------------       ------------        ------------
                                                           --                96,275                 --              50,768
                                                -------------        --------------       ------------        ------------

Weighted average number of shares                   9,728,807            17,809,640          9,728,807          15,426,493
                                                =============        ==============       ============        ============

Net income (loss)                               $         688        $        2,235       $        143         $   (42,000)
                                                =============        ==============       ============        ============

Net income (loss) per share                     $        0.07        $         0.13       $       0.01        $      (2.72)
                                                =============        ==============       ============        ============

-------------------------------
(1) Under 1984 Stock Incentive Plan; weighted average shares from exercise date of option.
(2)  Employee options issued January 1, 1994.

                                                           --               104,547                 --               56,095
Less shares reacquired under treasury stock
  method
Net SAB No. 83 shares                                      --                87,399                 --               47,521
                                                           --                17,148                 --                8,574

(3) Options granted on annual basis under plan, less shares reacquired under treasury stock method.